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                                                                   EXHIBIT 10.30

HANDSPRING, INC.
INCENTIVE BONUS PROGRAM  FY 2002

OBJECTIVES:

   - Provide non-commission employees with the opportunity to share in Handspring's financial and/or operational success.

   - Provide employees with an opportunity to earn incremental compensation based on achievement of outstanding individual results.

   -  Support our Pay for Performance philosophy.

PLAN DETAILS:

   Employee Group:

   -  Handspring will fund a bonus pool equal to 10% of eligible salary.

   -  Maximum funding will be 20% of eligible salary if Upside targets are met.

   -  Minimum Thresholds must be met for any bonus pool to be funded.

   - The pool will be funded based upon company performance through a combination of profitability and revenue goals.

   - Bonus pool allocation will be based upon the manager's assessment of sustained individual performance and contribution.

   Executive Group:

   -  Includes Directors, Vice Presidents, COO, CPO and CEO.

   -  Each individual has a 10% Incentive Bonus target.

   -  100% of bonus is dependent upon company performance.

   - Handspring must meet 100% of its annual financial plan for any bonus to be paid. Once the target is met, individuals will participate in any upside.

   -  Maximum funding will be 20% of eligible salary if Upside targets are met.

FOR ANY BONUS TO BE FUNDED, HANDSPRING MUST EARN A PROFIT FOR FY02 Q4. At the Threshold Revenue target, the pool for the employee group will be funded at 50%, or 5% of eligible salary. The bonuses for executives will be funded when revenue hits the plan target. Bonus funding for all performance points between Threshold-Plan and Plan Upside are calculated.

INDIVIDUAL JOB PERFORMANCE MUST MEET ACCEPTABLE STANDARDS FOR A PARTICIPANT TO BE ELIGIBLE FOR ANY BONUS. Employees on corrective action plans, rated as "Not Performing", or who are otherwise considered not to be meeting acceptable performance standards are not eligible for bonus payouts.

An Employee must have been an employee of record for at least 3 months prior to the end of the fiscal year in order to be eligible to participate in the program. If an employee who is recommended for a bonus has been at Handspring for more than 3 months but less than 1 year, any payout will be pro-rated based upon length of service.

Employees on commission plans or other variable compensation programs are not eligible to participate.

To receive a bonus payout, an employee must be an employee of record on the date that bonuses are paid.


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This is an annual bonus plan. All payouts will be made approximately 6 weeks after the close of the fiscal year.

Changes and exceptions to this plan can be made at any time and are at the discretion of the CEO.